Exhibit 99.1

Skyline Champion Corporation Announces the Appointment of Michael Berman to the Board of Directors

ELKHART, IN, November 15, 2018 / Business Wire/ -- Skyline Champion Corporation (NYSE:SKY) (“Skyline Champion”), announced that Michael Berman has joined its board of directors, effective today and will also serve as its Audit Committee chair. Mr. Berman brings over 30 years of combined experience in the real estate and financial industries to Skyline Champion.

“We are extremely excited to have Michael join our board,” said Timothy Bernlohr, Skyline Champion’s Chairman of the Board of Directors. “Michael’s strong financial background in the real estate industry will help drive Skyline Champion towards future growth.”

Mr. Berman served as Chief Financial Officer and Executive Vice President of GGP since December of 2011 until he retired from the company in 2018. He was responsible for GGP’s capital markets, finance, accounting, tax, technology and external communications functions. GGP was a member of Standard & Poor’s 500 stock index (“S&P 500”) and one of the world’s largest real estate companies.

Prior to his role as CFO of GGP, Mr. Berman served as Executive Vice President and Chief Financial Officer of Equity LifeStyle Properties (“ELS”. His role with ELS, a leading owner and operator of manufactured home communities, RV resorts and campgrounds in North America, will bring additional industry experience, from a customer’s perspective, to the Board of Skyline Champion.

Mr. Berman has been an associate professor at the New York University Real Estate Institute and was in the investment banking department at Merrill Lynch & Co. from 1989 until 2002. During his time at Merrill Lynch he participated in numerous capital market and advisory transactions including the initial public offerings of Equity Residential Properties, Vornado, Inc. and Equity Office Properties, all current or former members of the S&P 500.

Mr. Berman currently serves as chairman of the Audit Committee for Brixmor Property Group, Inc. (BRX).

Mr. Berman holds a master’s of business administration from Columbia University Graduate School of Business, a law degree from Boston University School of Law and a bachelor’s degree in history from Binghamton University in New York.

About Skyline Champion Corporation:

OUR COMPANY

Skyline Champion Corporation (NYSE: SKY) was formed in June of 2018 as the result of the combination of Skyline Corporation and the operating assets of Champion Enterprises Holdings, LLC. The combined company employs more than 6,800 people and is the largest independent factory-built housing company in North America. With more than 65 years of homebuilding experience and 36 manufacturing facilities throughout the United States and western Canada, Skyline Champion is well positioned with a leading portfolio of manufactured and modular homes, park-models and modular buildings for the multi-family, hospitality, senior and workforce housing sectors.

In addition to its core home building business, Skyline Champion operates a factory-direct retail business, Titan Factory Direct, with 21 retail locations spanning the southern United States, and Star Fleet Trucking, providing transportation services to the manufactured housing and other industries from 10 dispatch locations across the United States.

Skyline Champion builds homes under some of the most well know brand names in the factory-built housing industry including Skyline Homes, Champion Home Builders, Athens Park Models, Dutch Housing, Excel Homes, Homes of Merit, New Era, Redman Homes, Shore Park, Silvercrest, Titan Homes in the U.S. and Moduline and SRI Homes in western Canada.

Learn more about our products and services the following company brand websites:

Manufactured and Modular Homes

www.championhomes.com

www.skylinehomes.com

Park Model RVs

www.athensparkmodelrvs.com

www.skylinepm.com

Modular Buildings

www.championcommercial.com

Retail Sales Centers

www.titanfactorydirect.com

Transportation Services

www.starfleettrucking.com

Forward-Looking Statements

Statements in this press release regarding the potential benefits created by the transaction, including potential synergies, the future strategy of Skyline Champion Corporation, and the future performance of Skyline Champion Corporation are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of words such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Skyline Champion Corporation. Skyline Champion Corporation cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: Skyline Champion Corporation’s inability to realize the expected benefits from the proposed transaction, general economic conditions; availability of wholesale and retail financing; the health of the U.S. housing market as a whole; federal, state, and local regulations pertaining to the manufactured housing industry; the cyclical nature of the manufactured housing industry; general or seasonal weather conditions affecting sales; potential impact of natural disasters on sales and raw material costs; potential periodic inventory adjustments by independent retailers; interest rate levels; the impact of inflation; the impact of high or rising fuel costs; the cost of labor and raw materials; competitive pressures on pricing and promotional costs; Skyline Champion Corporation’s relationships with its shareholders, customers, and other stakeholders; catastrophic events impacting insurance costs; the availability of insurance coverage for various risks to Skyline Champion Corporation; market demographics; and management’s ability to attract and retain executive officers and key personnel and other risks and uncertainties more fully described in Skyline’s definitive proxy statement for the special meeting of Skyline shareholders to consider matters related to the transactions between Skyline and Champion , as filed with the Securities and Exchange Commission (“SEC”), as well as the other filings that Skyline Champion Corporation makes with the SEC. Investors and stockholders are also urged to read the risk factors set forth in the proxy statement carefully.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning Skyline Champion Corporation set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. Skyline Champion Corporation assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Investor contact information:

Email: investorrelations@championhomes.com

Phone: (248) 614-8211

Source: Skyline Champion Corporation